POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of First Charter Corporation (the "Corporation") and the several undersigned Officers and Directors thereof whose signatures appear below hereby makes, constitutes and appoints Lawrence M. Kimbrough and Robert O. Bratton, and each of them acting individually, its and his true and lawful attorneys, with full power to act without the other and with full power of substitution, to execute, deliver and file in its name and on its and his behalf, and in each of the undersigned Officer's and Director's capacity or capacities as shown below, (a) a Registration Statement on Form S-8 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 150,000 shares of the Common Stock of the Corporation for sale from time to time by the Corporation to various of its employees pursuant to the exercise of options granted under the 1998 Employee Stock Purchase Plan, and any and all amendments, including any and all post-effective amendments, to the foregoing and any and all documents in support thereof or supplemental thereto, and (b) such registration statements, petitions, applications, consents to service of process or other instruments, and any and all amendments or supplements to the foregoing and any and all documents in support thereof or supplemental thereto, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement under such state or other securities laws, regulations and requirements as may be applicable; and each of the Corporation and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as the Corporation might or could do, and as each of said Officers and Directors might or could do personally in his capacity or capacities as aforesaid, and each of the Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its or his signature as the same may be signed by said attorneys or attorney, or either of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all amendments to the foregoing and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

     IN WITNESS WHEREOF, First Charter Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors of the Corporation in the capacity or capacities noted has hereunto set his hand on the date indicated.

                              FIRST CHARTER CORPORATION


                              By:  /s/ LAWRENCE M. KIMBROUGH
                                   Lawrence M. Kimbrough
                                   President and Chief Executive Officer

                              Dated: December 30, 1997

     Signature                Title                         Date

/S/ LAWRENCE M. KIMBROUGH  President, Chief Executive  December 30, 1997
Lawrence M. Kimbrough      Officer and Director
                          (Principal Executive
                           Officer)

/S/ ROBERT O. BRATTON      Executive Vice President     December 30, 1997
Robert O. Bratton         (Principal Financial
                           and Principal Accounting
                           Officer)


_________________________  Director                     December __, 1997
William R. Black


/S/ MICHAEL R. COLTRANE    Director                    December 30, 1997
Michael R. Coltrane


/S/ J. ROY DAVIS, JR.      Director                    December 30, 1997
J. Roy Davis, Jr.


/S/ T. CARL DEDMON         Director                    December 30, 1997
T. Carl Dedmon


_________________________  Director                    December __, 1997
James B. Fincher


/S/ JOHN J. GODBOLD, JR.   Director                    December 30, 1997
John J. Godbold, Jr.


__________________________ Director                    December __, 1997
H. Clark Goodwin


/S/ CHARLES F. HARRY III   Director                    December 30, 1997
Charles F. Harry III


__________________________ Director                    December __, 1997
Frank H. Hawfield, Jr.


/S/ J. KNOX HILLMAN, JR.   Director                    December 30, 1997
J. Knox Hillman, Jr.


/S/ BRANSON C. JONES       Director                    December 30, 1997
Branson C. Jones


_________________________  Director                    December __, 1997
Jerry E. McGee


/S/ HUGH H. MORRISON       Director                    December 30, 1997
Hugh H. Morrison


/S/ THOMAS R. REVELS       Director                    December 30, 1997
Thomas R. Revels


*By:  /S/ LAWRENCE M. KIMBROUGH
         Lawrence M. Kimbrough
         Attorney-in-Fact